[LETTERHEAD OF BASS, BERRY & SIMS PLC]

Exhibit 5.5

May 6, 2015

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as counsel to Community Health Systems, Inc. (the “Parent”), CHS/Community Health Systems, Inc. (“CHS”) and the entities identified on Schedule I attached hereto (the “Delaware/Tennessee Subsidiary Guarantors”), each organized and existing under the laws of the States of Tennessee or Delaware, as applicable, in connection with the filing by the Parent with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), which relates to the shelf registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance from time to time of: (i) debt securities of the Parent (the “Parent Debt Securities”) to be issued pursuant to forms of senior and subordinated notes indentures that are attached as Exhibits 4.1 and 4.2 to the Registration Statement (the “Parent Indentures”), which Parent Debt Securities may be guaranteed by certain subsidiaries of the Parent, including CHS and the Delaware/Tennessee Subsidiary Guarantors (the “Parent Debt Securities Guarantees”); (ii) debt securities of CHS (the “CHS Debt Securities” and together with the Parent Debt Securities, the “Debt Securities”) to be issued pursuant to forms of senior and subordinated notes indentures that are attached as Exhibits 4.3 and 4.4 to the Registration Statement (the “CHS Indentures” and together with the Parent Indentures, the “Indentures”), which CHS Debt Securities may be guaranteed by the Parent and certain subsidiaries of the Parent, including the Delaware/Tennessee Subsidiary Guarantors (the “CHS Debt Securities Guarantees” and together with the Parent Debt Securities Guarantees, the “Debt Securities Guarantees”); (iii) shares of preferred stock, $0.01 par value per share, of the Parent (the “Preferred Stock”); (iv) shares of common stock, $0.01 par value per share, of the Parent (the “Common Stock”); (v) shares of Preferred Stock of the Parent represented by depositary shares, each of which will represent a fractional share or multiple shares of Preferred Stock (the “Depositary Shares”); and (vi) warrants of the Parent to purchase Common Stock, Preferred Stock, Depository Shares and/or Debt Securities (the “Warrants” and together with the Debt Securities, the Debt Securities Guarantees, the Preferred Stock, the Common Stock and the Depositary Shares).

In rendering our opinions herein, we have relied with respect to factual matters, upon a certificate with respect to various factual matters signed by an officer of each of the Parent, CHS and the Delaware/Tennessee Subsidiary Guarantors and dated the date of this opinion, and certificates of public officials referred to below. In addition, we have reviewed and relied upon such corporate or other organizational documents of the Parent, CHS and the Delaware/Tennessee Subsidiary Guarantors and such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the Indentures, the Registration Statement, and the prospectus contained within the Registration Statement (the “Prospectus”).

Except to the extent we opine as to the binding effect and/or enforceability of certain documents as set forth in paragraphs 11 and 12 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the

May 6, 2015

authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, the legal capacity of all natural persons and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

Except as expressly set forth in this opinion letter, we have made no independent investigation or inquiry as to the accuracy or completeness of any representation, warranty, data, certificate or other information, written or oral, made or furnished to us in connection with the transactions contemplated by the Registration Statement.

The opinions expressed herein are limited in all respects to the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the laws of the State of Tennessee, and no opinion is expressed with respect to (i) any federal laws of the United States of America or any other jurisdiction, or any effect which such laws may have on the opinions expressed herein, (ii) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. or (iii) the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion in paragraph 1 below with respect to the Parent’s, CHS’s and the Delaware/Tennessee Subsidiary Guarantors’ good standing, we have based our opinions solely upon examination of the certificates of good standing issued by the Delaware Secretary of State and the Tennessee Secretary of State as of a recent date.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. Each of the Parent, CHS and the Delaware/Tennessee Subsidiary Guarantors is validly existing under the laws of its respective jurisdiction of incorporation or formation, as applicable.

2. The Parent has the requisite corporate power under the laws of the State of Delaware to execute, deliver and perform its obligations under the Parent Indentures and to issue the Parent Debt Securities.

3. CHS has the requisite corporate power under the laws of the State of Delaware to execute, deliver and perform its obligations under the CHS Indentures and to issue the CHS Debt Securities.

4. CHS has the requisite corporate power to guarantee the Parent Debt Securities pursuant to the terms of the Parent Indentures and to perform its obligations under the Parent Debt Securities Guarantees.

5. The Parent has the requisite corporate power to guarantee the CHS Debt Securities pursuant to the terms of the CHS Indentures and to perform its obligations under the CHS Debt Securities Guarantees.

6. Each of the Delaware/Tennessee Subsidiary Guarantors has the requisite corporate, limited liability company or partnership power, as applicable, to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform its obligations under the Debt Securities Guarantees.

7. The Parent Debt Securities Guarantees, upon being duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate, limited liability company or partnership law purposes, as applicable, by CHS and each of the Delaware/Tennessee Subsidiary Guarantors.

May 6, 2015

8. The CHS Debt Securities Guarantees, upon being duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate, limited liability company or partnership law purposes, as applicable, by Parent and each of the Delaware/Tennessee Subsidiary Guarantors.

9. (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Parent’s Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”) and authorized by all necessary corporate action of the Parent, and (b) assuming that either an appropriate certificate of amendment of the Parent’s Certificate of Incorporation or a certificate of designation, in either case, fixing and determining the terms of such class or series of Preferred Stock has been duly approved by the Parent’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Delaware, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all supplements to the Prospectus (each, a “Prospectus Supplement”) required by applicable laws have become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Parent is then authorized to issue under its Certificate of Incorporation, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

10. (a) When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Parent, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act and been timely filed with the Commission, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Parent is then authorized to issue under its Certificate of Incorporation, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

11. (a) When a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized, executed and delivered and the Depositary Shares and the securities underlying the Depositary Shares have been duly authorized by all necessary corporate action of the Parent, and (b) assuming that the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Parent’s Certificate of Incorporation and Bylaws and the Deposit Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Depositary Shares, as executed and delivered, do not violate any law applicable to the Parent or result in a default under or breach of any agreement or instrument binding upon the Parent, and (f) assuming that the

May 6, 2015

Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Parent, whether imposed by any court or governmental or regulatory body having jurisdiction over the Parent, and (g) assuming that the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Depositary Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Deposit Agreement and by such corporate action, the Depositary Shares will constitute valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms, and the Depositary Shares will be validly issued.

12. (a) When a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered and the Warrants and the securities for which the Warrants will be exercisable have been duly authorized by all necessary corporate action of the Parent, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Parent’s Certificate of Incorporation and Bylaws and the Warrant Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Parent or result in a default under or breach of any agreement or instrument binding upon the Parent, and (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Parent, whether imposed by any court or governmental or regulatory body having jurisdiction over the Parent, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such corporate action, the Warrants will constitute valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms, and the Warrants will be validly issued.

The opinions set forth in paragraphs 11 and 12 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

To the extent that any obligations of the Parent, CHS or the Delaware/Tennessee Subsidiary Guarantors with respect to the Securities may be dependent on such matters, we have assumed for purposes of this opinion that any party to a Warrant Agreement or Depositary Agreement other than the Parent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by the Warrant Agreement or the Depositary Agreement, as applicable; that such Warrant Agreement or Depositary Agreement will be duly authorized, executed and delivered by such other party and will constitute the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such Warrant Agreement or Depositary Agreement, as applicable,

May 6, 2015

and with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement or Depositary Agreement, as applicable. We have also assumed that, in the case of a Warrant Agreement, Depositary Agreement, certificate of designation or other agreement or instrument pursuant to which any Securities are to be issued, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of any changes in the facts or law relating to the matters covered by this opinion that may hereafter come to our attention.

We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Hodgson Russ LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC

Schedule I

Delaware/Tennessee Subsidiary Guarantors

Name of Delaware/Tennessee Subsidiary Guarantor	State of Organization
Abilene Hospital, LLC	DE
Abilene Merger, LLC	DE
Affinity Health Systems, LLC	DE
Affinity Hospital, LLC	DE
Berwick Hospital Company, LLC	DE
Birmingham Holdings II, LLC	DE
Birmingham Holdings, LLC	DE
Blue Island Hospital Company, LLC	DE
Blue Island Illinois Holdings, LLC	DE
Bluefield Holdings, LLC	DE
Bluefield Hospital Company, LLC	DE
Bluffton Health System LLC	DE
Brownwood Hospital, L.P.	DE
Brownwood Medical Center, LLC	DE
Bullhead City Hospital Investment Corporation	DE
Carlsbad Medical Center, LLC	DE
Carolinas JV Holdings General, LLC	DE
Carolinas JV Holdings, L.P.	DE
Central Florida HMA Holdings, LLC	DE
Central States HMA Holdings, LLC	DE
CHHS Holdings, LLC	DE
CHS Kentucky Holdings, LLC	DE
CHS Pennsylvania Holdings, LLC	DE
CHS Virginia Holdings, LLC	DE
CHS Washington Holdings, LLC	DE
Clarksville Holdings II, LLC	DE
Clarksville Holdings, LLC	DE
Cleveland Tennessee Hospital Company, LLC	DE
College Station Hospital, L.P.	DE
College Station Medical Center, LLC	DE
College Station Merger, LLC	DE
Community GP Corp.	DE
Community Health Investment Company, LLC	DE
Community Health Systems, Inc.	DE
Community LP Corp.	DE
CP Hospital GP, LLC	DE
CPLP, LLC	DE

Name of Delaware/Tennessee Subsidiary Guarantor	State of Organization
Crestwood Hospital, LLC	DE
Crestwood Hospital, LP, LLC	DE
CSMC, LLC	DE
CSRA Holdings, LLC	DE
Deaconess Holdings, LLC	DE
Deaconess Hospital Holdings, LLC	DE
Desert Hospital Holdings, LLC	DE
Detar Hospital, LLC	DE
DHFW Holdings, LLC	DE
DHSC, LLC	DE
Dukes Health System, LLC	DE
Fallbrook Hospital Corporation	DE
Florida HMA Holdings, LLC	DE
Gadsden Regional Medical Center, LLC	DE
GRMC Holdings, LLC	DE
Hallmark Healthcare Company, LLC	DE
Health Management Associates, Inc.	DE
Health Management Associates, LP	DE
Health Management General Partner I, LLC	DE
Health Management General Partner, LLC	DE
HMA Hospitals Holdings, LP	DE
HMA Services GP, LLC	DE
Hobbs Medco, LLC	DE
Hospital of Barstow, Inc.	DE
Kirksville Hospital Company, LLC	DE
Lancaster Hospital Corporation	DE
Las Cruces Medical Center, LLC	DE
Lea Regional Hospital, LLC	DE
Longview Clinic Operations Company, LLC	DE
Longview Medical Center, L.P.	DE
Longview Merger, LLC	DE
LRH, LLC	DE
Lutheran Health Network of Indiana, LLC	DE
Massillon Community Health System LLC	DE
Massillon Health System LLC	DE
Massillon Holdings, LLC	DE
McKenzie Tennessee Hospital Company, LLC	DE
Medical Center of Brownwood, LLC	DE
Merger Legacy Holdings, LLC	DE
Mesquite HMA General, LLC	DE
Mississippi HMA Holdings I, LLC	DE
Mississippi HMA Holdings II, LLC	DE

Name of Delaware/Tennessee Subsidiary Guarantor	State of Organization
MMC of Nevada, LLC	DE
Moberly Hospital Company, LLC	DE
MWMC Holdings, LLC	DE
Natchez Hospital Company, LLC	DE
National Healthcare of Leesville, Inc.	DE
National Healthcare of Mt. Vernon, Inc.	DE
Navarro Hospital, L.P.	DE
Navarro Regional, LLC	DE
Northampton Hospital Company, LLC	DE
Northwest Arkansas Hospitals, LLC	DE
Northwest Hospital, LLC	DE
NOV Holdings, LLC	DE
NRH, LLC	DE
Oro Valley Hospital, LLC	DE
Palmer-Wasilla Health System, LLC	DE
Pennsylvania Hospital Company, LLC	DE
Phoenixville Hospital Company, LLC	DE
Pottstown Hospital Company, LLC	DE
QHG Georgia Holdings II, LLC	DE
QHG of Bluffton Company, LLC	DE
QHG of Fort Wayne Company, LLC	DE
Quorum Health Resources, LLC	DE
Regional Hospital of Longview, LLC	DE
Ruston Hospital Corporation	DE
Ruston Louisiana Hospital Company, LLC	DE
SACMC, LLC	DE
San Angelo Community Medical Center, LLC	DE
San Angelo Medical, LLC	DE
Scranton Holdings, LLC	DE
Scranton Hospital Company, LLC	DE
Scranton Quincy Holdings, LLC	DE
Scranton Quincy Hospital Company, LLC	DE
Sharon Pennsylvania Holdings, LLC	DE
Sharon Pennsylvania Hospital Company, LLC	DE
Siloam Springs Arkansas Hospital Company, LLC	DE
Siloam Springs Holdings, LLC	DE
Southeast HMA Holdings, LLC	DE
Southern Texas Medical Center, LLC	DE
Southwest Florida HMA Holdings, LLC	DE
Spokane Valley Washington Hospital Company, LLC	DE
Spokane Washington Hospital Company, LLC	DE
Tennessee HMA Holdings, LP	DE

Name of Delaware/Tennessee Subsidiary Guarantor	State of Organization
Tennyson Holdings, LLC	DE
Tomball Texas Holdings, LLC	DE
Tomball Texas Hospital Company, LLC	DE
Triad Healthcare Corporation	DE
Triad Holdings III, LLC	DE
Triad Holdings IV, LLC	DE
Triad Holdings V, LLC	DE
Triad Nevada Holdings, LLC	DE
Triad of Alabama, LLC	DE
Triad of Oregon, LLC	DE
Triad-ARMC, LLC	DE
Triad-Navarro Regional Hospital Subsidiary, LLC	DE
Tunkhannock Hospital Company, LLC	DE
VHC Medical, LLC	DE
Vicksburg Healthcare, LLC	DE
Victoria Hospital, LLC	DE
Victoria of Texas, L.P.	DE
Warren Ohio Hospital Company, LLC	DE
Warren Ohio Rehab Hospital Company, LLC	DE
Watsonville Hospital Corporation	DE
Webb Hospital Corporation	DE
Webb Hospital Holdings, LLC	DE
Wesley Health System LLC	DE
West Grove Hospital Company, LLC	DE
WHMC, LLC	DE
Wilkes-Barre Behavioral Hospital Company, LLC	DE
Wilkes-Barre Holdings, LLC	DE
Wilkes-Barre Hospital Company, LLC	DE
Women & Children’s Hospital, LLC	DE
Woodland Heights Medical Center, LLC	DE
Woodward Health System, LLC	DE
York Pennsylvania Holdings, LLC	DE
York Pennsylvania Hospital Company, LLC	DE
Youngstown Ohio Hospital Company, LLC	DE
Campbell County HMA, LLC	TN
Cleveland Hospital Corporation	TN
Cocke County HMA, LLC	TN
Dyersburg Hospital Corporation	TN
HMA Fentress County General Hospital, LLC	TN
Hospital of Morristown, Inc.	TN
Jackson Hospital Corporation (TN)	TN
Jefferson County HMA, LLC	TN

Name of Delaware/Tennessee Subsidiary Guarantor	State of Organization
Knoxville HMA Holdings, LLC	TN
Lakeway Hospital Corporation	TN
Lexington Hospital Corporation	TN
Martin Hospital Corporation	TN
McNairy Hospital Corporation	TN
Metro Knoxville HMA, LLC	TN
Shelbyville Hospital Corporation	TN